As filed with the Securities and Exchange Commission on September 5, 2008
Registration No. 333-153055

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to
FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

XTL BIOPHARMACEUTICALS LTD.
(Exact Name of Registrant as Specified in Its Charter)

Israel	98-0487467
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

711 Executive Blvd., Suite Q
Valley Cottage, New York 10989
Tel: (845) 267-0707
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Ron Bentsur
Chief Executive Officer
711 Executive Blvd., Suite Q
Valley Cottage, NY 10989
Tel: (845) 267-0707
Fax: (845) 267-0926
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

The Commission is requested to send copies of all communications to:

Mark F. McElreath, Esq.
Alston & Bird LLP
90 Park Avenue
New York, New York 10016-1387
Telephone: (212) 210-9595
Facsimile: (212) 922-3995

Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐ ______

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐ ______

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities To Be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary Shares, NIS 0.02 par value per share (1)	$31,880,000(2)	$1,253(3)

(1)
Amount to be registered consists of an aggregate of 8,000,000 American Depositary Receipts to be issued by XTL Biopharmaceuticals Ltd. from time to time in primary offerings of XTL Biopharmaceuticals Ltd.’s ordinary shares, including in satisfaction of payment obligations under future licensing and servicing agreements, calculated using a per ADR price of $3.985, the average of the high and low prices of American Depositary Receipts, representing the Company’s ordinary shares, reported on the Nasdaq Capital Market on August 14, 2008.

(2)	The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act.

(3)	Previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 1 (this "Amendment") to the Registration Statement on Form F-3 (Registration No. 333-153055) (the "Registration Statement") of XTL Biopharmaceuticals Ltd. is being filed solely to include Exhibit 5.1. This Amendment does not modify any other part of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS
ITEM 9. EXHIBITS.

Exhibit Number	Description
5.1	Opinion of Kantor & Co. Regarding Legality of Shares
23.1	Consent of Kesselman & Kesselman, a member of PricewaterhouseCoopers International Limited, dated August 14, 2008*
23.2	Consent of Somekh Chaikin, a member firm of KPMG International, dated August 14, 2008*
23.3	Consent of Kantor & Co. (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page to this Registration Statement)*

* Previously filed.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Valley Cottage, New York, on September 5, 2008.

XTL Biopharmaceuticals Ltd.
By:	/s/ Ron Bentsur
Ron Bentsur Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the registration statement has been signed by the following persons in the capacities indicated as of September 5, 2008.

Signatures	Title

* Michael S. Weiss	Chairman of the Board of Directors

/s/ Ron Bentsur Ron Bentsur	Chief Executive Officer

/s/ Bill Kessler Bill Kessler	Director of Finance (principal financial and accounting officer)

* William J. Kennedy, Ph.D	Non-executive Director

* Ben Zion Weiner Ph.D	Non-executive Director

Samuel H. Rudman	Non-executive Director

/s/ Ron Bentsur Ron Bentsur	Authorized U.S. Representative

* By:	/s/ Ron Bentsur
Ron Bentsur
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Kantor & Co. Regarding Legality of Shares
23.3	Consent of Kantor & Co. (included in Exhibit 5.1)